EXHIBIT 10.1

LEASE EXTENSION AGREEMENT

THIS LEASE EXTENSION AGREEMENT (“Extension Agreement”) is made and entered into as of October 12, 2012, by and between Uptrail Group LLC, a Washington limited liability company, Uptrail Group II LLC, a Washington limited liability company, and Uptrail Group III LLC, a Washington limited liability company, (collectively “Lessor”), and Rader Farms, Inc., a Delaware corporation fka Radar Farms Acquisition Corp (“Lessee”).

RECITALS

A.            Lessor’s predecessors in interest (Lyle Rader, Sue Rader, Brad Rader and Julie Newell) and Lessee are parties to that certain Agricultural Ground Lease dated May 17, 2007 (the “Lease”) relating to certain real property located in Whatcom County, Washington described therein (the “Property”).  Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.            The initial Term of the Lease expires May 17, 2017.

C.            Lessor and Lessee desire to extend the Term of the Lease for an additional ten (10) years for the Rent specified in Section 3.4 of the Lease.

AGREEMENTS

THEREFORE, the parties hereto agree as follows:

1.             Extended Term. The Term of the Lease is hereby extended for an additional ten (10) years expiring May 17, 2027.

2.             Rent. As provided in Section 3.4 of the Lease, the Rent during the extended Term shall be Fifty-Two Thousand Two Hundred Dollars ($52,200.00) per month (Six Hundred Twenty-Six Thousand Four Hundred and No/100 Dollars ($626,400.00) per annum) and the Rent shall increase to that amount commencing May 18, 2017.  As provided in Section 37.9 of the Lease, upon notice from Lessor to Lessee, additional farmable acreage shall be added to the Lease on the terms and conditions and at the Rent set forth in such Section 37.9 which Rent shall be $750.00 per acre per year from the date such acreage is added to the Lease until May 17, 2017 and then increase to $900.00 per acre per year effective May 18, 2017 until the Term of the Lease expires.  Lessor confirms and directs that all payments of Rent under the Lease shall continue to be delivered by Lessee to Uptrail Group LLC, as they have been in the past, on behalf of such entity and the other limited liability companies owned by such entity that make up Lessor.

3.             Authority. Lessor represents and warrants that (i) it is the fee simple owner of the Property, (ii) it has full power and authority to extend the Term of the Lease as provided herein, (iii) there are no mortgages, liens or encumbrances against the Property and no options held by any third party to acquire or lease the Property or any portion thereof other than real property taxes and the options in the Lease, (iv) the execution and delivery of this Extension Agreement and the extension of the Lease hereunder have been duly authorized by proper company action, and (v) this Extension Agreement when executed by each Lessor, shall constitute valid, binding and enforceable obligations of such Lessor in accordance with their respective terms.  Lessee represents and warrants that (i) it has full power and authority to extend the Term of the Lease as provided herein, (ii) the execution and delivery of this Extension Agreement and the extension of the Lease hereunder have been duly authorized by proper corporate action, and (iii) this Extension Agreement when executed by Lessee, shall constitute valid, binding and enforceable obligations of Lessee in accordance with their respective terms.

4.             Other Terms and Conditions. All the terms and conditions of the Lease, other than the Term and Rent as amended herein, shall remain in full force and effect through the extended Term, including but not limited to any options to purchase the Property or to make a first offer thereon.

5.             Defaults. Each party hereto represents that such party is not aware of any defaults under the Lease, or of any events or conditions which, with the giving of notice or the lapse of time or both, may become a default.

6.             Memorandum of Lease. The parties hereto agree to execute and record a Memorandum of Lease reflecting the extension contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date first set forth above.

LESSEE:		LESSOR:

RADER FARMS INC., a Delaware corporation		UPTRAIL GROUP LLC

By:	/s/ Steve Weinberger	By:	/s/ Suellyn J. Rader
	Steve Weinberger	Suellyn J. Rader, Manager
Chief Financial Officer

UPTRAIL GROUP II LLC

		By:	/s/ Suellyn J. Rader
Suellyn J. Rader, Manager

UPTRAIL GROUP III LLC

		By:	/s/ Suellyn J. Rader
Suellyn J. Rader, Manager

Consent of Guarantor

By executing below, the undersigned Guarantor consents to the terms of this Lease Extension Agreement, agrees to all of its terms and conditions, and to all of representations and warranties set forth herein, and acknowledges that its Guaranty of the Lease, as defined therein, shall remain in full force and effect in all respects as to the Lease as hereby amended and extended, including, without limitation, the changes in the Rent thereunder.

Executed as of October 17, 2012.
GUARANTOR:

INVENTURE FOODS, INC., a Delaware corporation

	By:	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer